EXHIBIT 10.1

EXECUTION VERSION

TERMINATION OF MASTER AGREEMENTS, CONTROL AGREEMENTS AND PLEDGE AGREEMENTS

THIS TERMINATION OF MASTER AGREEMENTS, CONTROL AGREEMENTS AND PLEDGE AGREEMENTS (this “Termination”) is dated as of October 1, 2016, between RENAISSANCE REINSURANCE LTD., a Bermuda company (“RRL”), and CITIBANK EUROPE PLC (the “Bank”).
Background Statement
RRL, RenaissanceRe Specialty Risks Ltd., a Bermuda company (“RSRL”), Platinum Underwriters Bermuda, Ltd., a Bermuda company (“Platinum Bermuda”), certain other Applicants and the Bank are parties to a Facility Letter, dated as of September 17, 2010, as amended by the Letter Agreement, dated July 14, 2011, the Letter Agreement, dated October 1, 2013, the Letter Agreement, dated December 23, 2014, the Letter Agreement, dated March 31, 2015, the Letter Agreement, dated December 30 2015, and the Letter Agreement, dated January 14, 2016 (the “L/C Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the L/C Agreement.

RRL and the Bank entered into an Amended and Restated Pledge Agreement, dated as of November 25, 2014 (the “RRL Pledge Agreement”), pursuant to which RRL granted to the Bank a security interest in custodial account number RREF07520002 (the “RRL Account”) and the property held therein. RRL, the Bank, and The Bank of New York Mellon, as Custodian, entered into an Amended and Restated Account Control Agreement, dated as of November 25, 2014 (the “RRL Control Agreement”), pursuant to which the Bank perfected its security interest in the RRL Account and the Collateral therein.
RSRL (formerly known as Glencoe Insurance Ltd.) and the Bank entered into an Insurance Letters of Credit – Master Agreement, dated as of September 17, 2010 (the “RSRL Master Agreement”), providing for the establishment of letters of credit by the Bank. RSRL and the Bank entered into an Amended and Restated Pledge Agreement, dated as of November 25, 2014 (the “RSRL Pledge Agreement”), pursuant to which RSRL granted to the Bank a security interest in custodial account number RREF06410002 (“RSRL Account”) and the property held therein. RSRL, the Bank, and The Bank of New York Mellon, as Custodian, entered into an Amended and Restated Account Control Agreement, dated as of November 25, 2014 (the “RSRL Control Agreement”), pursuant to which the Bank perfected its security interest in the RSRL Account and the Collateral therein.
Platinum Bermuda and the Bank entered into an Insurance Letters of Credit – Master Agreement, dated March 31, 2015 (the “Platinum Bermuda Master Agreement”), providing for the establishment of letters of credit by the Bank. Platinum Bermuda entered into a Pledge Agreement, dated as of March 31, 2015 (the “Platinum Bermuda Pledge Agreement”), pursuant to which Platinum Bermuda granted to the Bank a security interest in custodial account number RREF8006002 (“Platinum Bermuda Account”) and the property held therein. Platinum Bermuda, the Bank, and The Bank of New York Mellon, as Custodian, entered into an Account Control Agreement, dated as of March 31, 2015 (the “Platinum Bermuda Control Agreement”), pursuant to which the Bank perfected its security interest in the Platinum Bermuda Account and the Collateral therein.
Platinum Bermuda has merged into RSRL and, in turn, RSRL has merged into RRL. RRL continues as the surviving corporation pursuant to s104A of the Companies Act 1981 of Bermuda. RRL acknowledges and agrees that, as the surviving corporation, it has assumed all of the rights and obligations of RSRL and Platinum Bermuda under all of the Facility Documents, including without limitation, the L/C Agreement, the RSRL Pledge Agreement, the RSRL Control Agreement, the Platinum Bermuda Pledge Agreement, and the Platinum Bermuda Control Agreement. Without limiting the generality of the foregoing, RRL acknowledges that it has assumed the obligations of RSRL and Platinum Bermuda under the L/C Agreement with respect to any letters of credit that remain outstanding in the name of RSRL or Platinum Bermuda.
RRL desires to transfer all property held in the RSRL Account and the Platinum Bermuda Account simultaneously into the RRL Account. The Bank has agreed to this transfer and to the termination of the RSRL Pledge Agreement, the RSRL Control Agreement, the RSRL Master Agreement, the Platinum Bermuda Master Agreement, the Platinum Bermuda Pledge Agreement and Platinum Bermuda Control Agreement in accordance with the terms of this Termination.
Statement of Agreement
In consideration of the mutual covenants and agreements contained in this Termination, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Transfer Authorization. The Bank authorizes RRL to transfer all property held in the RSRL Account and all property held in the Platinum Bermuda Account to the RRL Account, and such property shall continue to constitute Collateral securing the Secured Obligations (as defined in the RRL Pledge Agreement) of RRL under the RRL Pledge Agreement. Notice of this provision is hereby given to The Bank of New York Mellon, as Custodian of the RSRL Account and the Platinum Bermuda Account.

2.
Termination. Upon the transfer of all property in the RSRL Account and the Platinum Bermuda Account to the RRL Account, the RSRL Master Agreement, the Platinum Bermuda Master Agreement, the RSRL Pledge Agreement, the Platinum Bermuda Pledge Agreement, the RSRL Control Agreement and the Platinum Bermuda Control Agreement shall automatically terminate, except for any provisions that expressly survive termination.

3.
L/C Obligations. RRL acknowledges and agrees that, as the surviving corporation, it has assumed the obligations of RSRL and Platinum Bermuda under the L/C Agreement with respect to any letters of credit that remain outstanding in the name of RSRL or Platinum Bermuda.

4.
Release of Security Interests. The Bank authorizes RRL to file (or direct any third party to file on its behalf) in the appropriate recording offices all Uniform Commercial Code (“UCC”) termination statements and all other documentation required to fully release of record any security interests or other liens in respect of the RSRL Account and the Platinum Bermuda Account.

5.	Governing Law. This Termination shall be governed by and construed and enforced in accordance with the laws of the State of New York.

6.
Counterparts; Delivery of Signature Pages. This Termination may be executed in two or more counterparts each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Termination may be executed and delivered via facsimile or electronic mail with the same force and effect as if an original were executed.

7.
Further Assurances. RRL and the Bank, at RRL’s expense, further agree to deliver to one another, such other releases or instruments of termination as the other party may reasonably request, in order to fully effectuate the purposes of this Termination.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Termination to be executed and delivered as of the date first above written.

RENAISSANCE REINSURANCE LTD.

By:    /s/ Stephen H. Weinstein
Name:    Stephen H. Weinstein
Title:    SVP

CITIBANK EUROPE PLC

By:    /s/ Niall Tuckey
Name:    Niall Tuckey
Title:    Director

[Signature Page 1 to Termination of Control and Pledge Agreements]

Solely for purposes of acknowledging Sections 1 and 2:

THE BANK OF NEW YORK MELLON
By: /s/ Dawn V. Robertson
Name: Dawn V. Robertson
Title: Vice President

[Signature Page 2 to Termination of Control and Pledge Agreements]